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                                                                     Exhibit 4.2







                          REGISTRATION RIGHTS AGREEMENT

                           7 3/4% SENIOR NOTES DUE 2013

                                   dated as of


                                  May 20, 2003


                                      among

                       EL PASO PRODUCTION HOLDING COMPANY

                                       and

                         CITIGROUP GLOBAL MARKETS INC.

                                       and

                         CREDIT SUISSE FIRST BOSTON LLC
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                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made and entered into as of May 20, 2003, by and among EL PASO PRODUCTION HOLDING COMPANY (the "COMPANY"), a corporation duly organized and existing under the laws of the State of Delaware, the Guarantors (as defined below), and the several initial purchasers listed on Schedule I hereto, (the "INITIAL PURCHASERS").

      This Agreement is made pursuant to the Purchase Agreement dated May 20, 2003, by and among the Company, the guarantors listed in Schedule II (the "GUARANTORS" and the Initial Purchasers (the "PURCHASE AGREEMENT"), which provides for the sale by the Company to the Initial Purchasers of $1,200,000,000 principal amount of its 7 3/4% Senior Notes due 2013 (the "SECURITIES") to be guaranteed by the Guarantors. The Securities are to be issued pursuant to the provisions of an Indenture dated as of May 23, 2003, (as amended, supplemented or otherwise modified from time to time, the "INDENTURE") by and among the Company, the Guarantors and Wilmington Trust Company, as trustee (the "TRUSTEE").

      In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to each Initial Purchaser and its direct and indirect transferees the registration rights with respect to the Securities set forth in this Agreement.

      In consideration of the foregoing, the parties hereto agree as follows:

      1. Definitions.

      As used in this Agreement, the following capitalized defined terms shall have the following meanings:

      "1933 ACT" shall mean the Securities Act of 1933, as amended from time to time.

      "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

      "AGREEMENT" shall have the meaning set forth in the preamble.

      "BUSINESS DAY" shall have the meaning set forth in Rule 13e-4(a)(3) under the 1934 Act.

      "CLOSING DATE" shall mean the Closing Date as defined in the Purchase Agreement.

      "COMPANY" shall have the meaning set forth in the preamble and shall also include the Company's successors.

      "EXCHANGE DATES" shall have the meaning set forth in Section 2(a)(ii).
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      "EXCHANGE OFFER" shall mean the exchange offer by the Company of Exchange
Securities for all Securities that are Registrable Securities pursuant to
Section 2(a) hereof.

      "EXCHANGE OFFER REGISTRATION" shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

      "EXCHANGE OFFER REGISTRATION STATEMENT" shall mean a registration statement on Form S-4 (or, if applicable, on another appropriate form) relating to an offering of Exchange Securities pursuant to an Exchange Offer and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

      "EXCHANGE SECURITIES" shall mean any securities issued by the Company to be offered to Holders in exchange for Securities (pursuant to the Exchange Offer or otherwise) pursuant to an Exchange Offer Registration Statement containing terms identical in all material respects to the Securities for which they are exchanged (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Securities or, if no such interest has been paid, from the date of issuance of the Securities, (ii) the Exchange Securities will not contain the legend appearing on the face of the Securities in the form recited in the Indenture and will not contain terms with respect to transfer restrictions and (iii) the Exchange Securities will not contain terms with respect to the payment of liquidated damages.

      "GUARANTORS" shall have the meaning set forth in the preamble.

      "HOLDER" shall mean each Initial Purchaser, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term "Holder" shall include Participating Broker-Dealers (as defined in Section 4(a)).

      "INDEMNIFIED PARTY" shall have the meaning set forth in Section 5(c).

      "INDEMNIFYING PARTY" shall have the meaning set forth in Section 5(c).

      "INDENTURE" shall have the meaning set forth in the preamble.

      "INITIAL PURCHASERS" shall have the meaning set forth in the preamble.

      "LIQUIDATED DAMAGES" shall have the meaning set forth in Section 2(e).

      "MAJORITY HOLDERS" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that, for purposes of Section 6(b), whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Initial


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Purchasers or subsequent Holders of Registrable Securities if such subsequent
Holders are deemed to be such affiliates solely by reason of their holding of such Registrable Securities) shall not be considered outstanding and shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

      "PARTICIPANT" shall have the meaning set forth in Section 5(a).

      "PARTICIPATING BROKER-DEALER" shall have the meaning set forth in Section 4(a) hereof.

      "PERSON" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

      "PROSPECTUS" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

      "PURCHASE AGREEMENT" shall have the meaning set forth in the preamble.

      "REGISTRABLE SECURITIES" shall mean the Securities; provided, however, that the Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been exchanged for Exchange Securities pursuant to an Exchange Offer Registration Statement or disposed of pursuant to a Shelf Registration Statement, as applicable, (ii) such Securities have been sold to the public pursuant to Rule 144 under the 1933 Act or are saleable pursuant to Rule 144(k)(or any similar provision then in force, but not Rule 144A) under the 1933 Act or (iii) such Securities shall have ceased to be outstanding.

      "REGISTRATION DEFAULT" shall have the meaning set forth in Section 2(e).

      "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantors, with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all expenses of any Person in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of


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and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and the Guarantors, and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent public accountants of the Company and the Guarantors, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees of counsel to the Underwriters (other than the fees and expenses set forth in clause (ii) above) and the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

      "REGISTRATION STATEMENT" shall mean any registration statement of the Company that covers any of the Exchange Securities or the Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

      "SEC" shall mean the Securities and Exchange Commission.

      "SECURITIES" shall have the meaning set forth in the preamble.

      "SHELF REGISTRATION" shall mean a registration effected pursuant to
Section 2(b) hereof.

      "SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Securities (but no other securities unless approved by the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities that are covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

      "TIA" shall have the meaning set forth in Section 3(1) hereof.

      "TRUSTEE" shall have the meaning set forth in the preamble.

      "UNDERWRITER" shall have the meaning set forth in Section 3 hereof.

      "UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING" shall mean a registration in which Registrable Securities are sold to an Underwriter for reoffering to the public.


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      2. Registration under the 1933 Act.

            (a) To the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC, the Company and each Guarantor shall (1) cause to be filed an Exchange Offer Registration Statement within 90 days following the Closing Date covering the offer by the Company to the Holders to exchange all of the Registrable Securities for an equal aggregate principal amount of Exchange Securities and (2) use their reasonable best efforts to cause such Exchange Offer Registration Statement to become effective within 210 days following the Closing Date. The Company and each Guarantor shall use their reasonable best efforts to have the Exchange Offer Registration Statement remain effective until the closing of the Exchange Offer. The Company shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the SEC and use its reasonable best efforts to have the Exchange Offer consummated not later than 30 Business Days after such effective date. The Company shall commence the Exchange Offer by mailing the related exchange offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

                  (i) that the Exchange Offer is being made pursuant to this
            Agreement and that all Registrable Securities validly tendered will be accepted for exchange;

                  (ii) the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the "EXCHANGE DATES");

                  (iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement;

                  (iv) that Holders electing to have a Registrable Security
            exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Security, together with the enclosed letters of transmittal, to the institution and at the address specified in the notice prior to the close of business on the last Exchange Date; and

                  (v) that Holders will be entitled to withdraw their election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing his election to have such Registrable Securities exchanged.


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                  As soon as practicable after the last Exchange Date, the
            Company shall:

                        (A) accept for exchange Registrable Securities or
                  portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer; and

                        (B) deliver, or cause to be delivered, to the Trustee
                  for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and mail to each Holder, an Exchange Security equal in aggregate principal amount to the aggregate principal amount of the Registrable Securities surrendered by such Holder.

                  The Company and the Guarantors shall use their reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC. The Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

                  If, during the period the Exchange Offer Registration
            Statement is effective, an event occurs which makes any statement made in such Exchange Offer Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Exchange Offer Registration Statement in order to make the statements therein not misleading or in such Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company and the Guarantors shall use their reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to the Exchange Offer Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify the Holders to suspend the exchange of the Registrable Securities as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend such exchange until the Company and the Guarantors have amended or supplemented the Prospectus to correct such misstatement or omission.


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                  (b) If (i) the Company determines that the Exchange Offer
            Registration provided for in Section 2(a) above is not available or may not be consummated as soon as practicable after the last Exchange Date because it would violate applicable law or the applicable interpretations of the staff of the SEC, (ii) the Exchange Offer is not for any other reason consummated within 260 days following the Closing Date or (iii) in the written opinion of counsel for the Holders a Shelf Registration Statement must be filed and a Prospectus must be delivered by any Holder in connection with any reoffering or resale of Registrable Securities, the Company and the Guarantors shall (x) file with the SEC within 75 days following such determination, date or notice of such opinion of counsel is given to the Company, a Shelf Registration Statement providing for the resale by the Holders (other than those who fail to comply with the paragraph immediately following clause (p) of Section 3) of all of their Registrable Securities and (y) use their reasonable best efforts to cause such Shelf Registration Statement to become effective within 60 days of the filing of such Shelf Registration Statement. If the Company is required to file a Shelf Registration Statement solely as a result of the matters referred to in clause
            (iii) of the preceding sentence, the Company and the Guarantors shall use their reasonable best efforts to file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to reoffers and resales of Registrable Securities held by the Holders who must deliver the related Prospectus. The Company and the Guarantors agree to use their reasonable best efforts to keep the Shelf Registration Statement continuously effective until the expiration of the period referred to in Rule 144(k) of the 1933 Act with respect to the Registrable Securities or such shorter period that will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be Registrable Securities within the meaning of this Agreement. The Company and the Guarantors further agree to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company and the Guarantors for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use its reasonable best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable. The Company agrees to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

                  (c) The Company shall pay all Registration Expenses in
            connection with the registration pursuant to Section 2(a) or Section 2(b). Each Holder shall pay all underwriting discounts, if any, and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a Shelf Registration Statement.


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
                  (d) An Exchange Offer Registration Statement pursuant to
            Section 2(a) hereof or a Shelf Registration Statement pursuant to
            Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that, if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

                  (e) The Company, each Guarantor and the Initial Purchasers agree that the Holders will suffer damages if the Company or the Guarantors fail to fulfill their respective obligations under
            Section 2(a) or Section 2(b) hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company and each Guarantor agrees that if:

                        (i) the Exchange Offer Registration Statement is not
                  filed with the SEC on or prior to the 90th day following the Closing Date,

                        (ii) the Exchange Offer Registration Statement is not
                  declared effective on or prior to the 210th day following the Closing Date,

                        (iii) the Exchange Offer is not completed on or prior to
                  the 260th day following the Closing Date, or

                        (iv) the Shelf Registration Statement is required to be
                  filed but is not filed or declared effective within the time period set forth herein or is declared effective but thereafter ceases to be effective or usable prior to the expiration of the period referred to in Rule 144(k) with respect to the Registrable Securities other than after the Registrable Securities have been disposed of under the Shelf Registration Statement or cease to be Registrable Securities, without being succeeded within two Business Days by a post-effective amendment which cures the failure and that is itself immediately declared effective,

                  (each such event referred to in clauses (i) through (iv) a
            "REGISTRATION DEFAULT"), then the Company and the Guarantor hereby agree to pay each Holder of Registrable Securities affected thereby, liquidated damages ("LIQUIDATED DAMAGES"). Liquidated Damages will accrue on the affected Registrable Securities and the affected Exchange Securities, as applicable. The rate of Liquidated Damages will be 0.25% per annum of the principal amount of Registrable Securities held by such Holder for the first 90-day period immediately following the occurrence of a Registration Default, increasing by 0.25% per annum with respect to each subsequent 90-day period, up to a maximum of 1.00% per annum, from and including the date on which any such Registration Default shall occur to, but excluding, the earlier of (1)


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      the date on which all Registration Defaults have been cured or (2) the date on which all the Registrable Securities and Exchange Securities otherwise become freely transferable by Holders other than affiliates of the Securities without further registration under the 1933 Act.

            Notwithstanding the foregoing, (1) the amount of Liquidated Damages payable shall not increase because more than one Registration Default has occurred and is pending and (2) a Holder of Registrable Securities or Exchange Securities who is not entitled to the benefits of the Shelf Registration Statement (i.e., such Holder has not elected to including information) shall not be entitled to Liquidated Damages with respect to a Registration Default that pertains to the Shelf Registration Statement.

            The obligations to pay Liquidated Damages under this Agreement shall be joint and several obligations of the Company and each Guarantor.

            (f) The Company shall notify the Trustee within one Business Day after each date on which an event occurs in respect of which Liquidated Damages are required to be paid. Any amounts of Liquidated Damages due pursuant to this Section 2 will be payable in addition to any other interest payable from time to time with respect to the Registrable Securities in cash semi-annually on the interest payment dates specified in the Indenture (to the holders of record as specified in the Indenture), commencing with the first such interest payment date occurring after any such Liquidated Damages commence to accrue. The amount of Liquidated Damages will be determined in a manner consistent with the calculation of interest under the Indenture.

            (g) Without limiting the remedies available to the Holders, the Company and the Guarantors acknowledge that any failure by the Company or a Guarantor to comply with their respective obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations and the Guarantors' under Section 2(a) and Section 2(b) hereof.

      3. Registration Procedures.

      In connection with the obligations of the Company and the Guarantors with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b) hereof, the Company and the Guarantors shall as expeditiously as possible (provided, however, that they shall not be required to take actions more promptly than required by Sections 2(a) and 2(b)):


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            (a) prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form shall (x) be selected by the Company, (y) in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (z) comply as to form in all material respects with the applicable requirements of the 1933 Act and rules and regulations promulgated thereunder and include all financial statements required by the SEC to be filed therewith, and use reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

            (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; and keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

            (c) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, to counsel for the Initial Purchasers and to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and, subject to
      Section 3(i), the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

            (d) use its reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, and to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or
      (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

            (e) in the case of a Shelf Registration, notify each Holder of Registrable Securities, counsel for the Holders and counsel for the Initial Purchasers (or, if applicable, separate counsel for the Holders) promptly and, if requested by any such Holder or counsel, confirm such advice in writing, (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company and the Guarantors contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement in order to make the statements therein not misleading or in such Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

            (f) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

            (g) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested in writing);

            (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws) and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request at least two Business Days prior to the closing of any sale of Registrable Securities;


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
            (i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use its reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company agrees to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to the Holders or until the Company notifies the Holders that the sale of the Registrable Securities may be resumed;

            (j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus, or any document which is to be incorporated by reference into a Registration Statement or Prospectus after the initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) and make such of the representatives of the Company as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) available for discussion of such document, and shall not at any time file or make any amendment to the Shelf Registration Statement, any Prospectus or any amendment of or supplement to a Shelf Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) shall reasonably object;

            (k) obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of the applicable Registration Statement;

            (l) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, and cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use commercially reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

            (m) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Securities, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all relevant financial and other records, pertinent documents and properties of the Company and the Guarantors; and cause the respective officers, directors and employees of the Company and the Guarantors to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement, in each case that would customarily be reviewed or examined in connection with "due diligence" review of the Company and the Guarantors;

            (n) use its reasonable best efforts to cause the Exchange Securities to continue to be rated by two nationally recognized statistical rating organizations (as such term is defined in Rule 436(g)(2) under the 1933
      Act), if the Registrable Securities have been rated prior to the initial sale of such Registrable Securities;

            (o) if reasonably requested by any Holder of Registrable Securities covered by a Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such filing; and

            (p) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those reasonably requested by the Holders of a majority of the Registrable Securities being sold thereunder) in order to expedite or facilitate the disposition of such Registrable Securities thereunder including, but not limited to, pursuant to an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders of a majority in principal amount of the Registrable Securities being sold under such Shelf Registration Statement, such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of

      Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain "cold comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold under such Shelf Registration Statement or by the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company and the Guarantors made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

            In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing. No Holder of Registrable Securities may include its Registrable Securities in such Shelf Registration Statement unless and until such Holder furnishes such information to the Company. Each Holder including Registrable Securities in a Shelf Registration Statement shall agree to furnish promptly to the Company all information regarding such Holder and the proposed distribution by such Holder of such Registrable Securities required to make the information previously furnished to the Company by such Holder not materially misleading.

            In connection with an Exchange Offer Registration, each Holder exchanging Securities for Exchange Securities shall be required to represent that (i) the Exchange Securities are being obtained in the ordinary course of business of the Person receiving such Exchange Securities, whether or not such Person is a Holder, (ii) neither such Holder nor any such other Person has an arrangement or understanding with any Person to participate in the distribution of Securities or Exchange Securities, (iii) other than as set forth in Section 4, if the Holder is not a broker-dealer, or is a broker-dealer but will not receive Exchange Securities for its own account in exchange for Securities, neither the Holder nor any such other Person is engaged in or intends to participate in a distribution of the Exchange Securities and (iv) neither the Holder nor any such other Person is an "affiliate" of the Company within the meaning of Rule 405 under the 1933 Act or, if such Person is an "affiliate," that such Holder will comply with the registration and prospectus delivery requirements of the 1933 Act to the extent applicable.

            In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, such Holder will destroy or deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

            If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Company may give such notice so long as there are no more than 90 days during any 365 day period in which such suspensions are in effect.

            The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "UNDERWRITERS") that will administer the offering will be selected by the Majority Holders of the Registrable Securities included in such offering, provided that such Underwriters shall be reasonably acceptable to the Company.

      4. Participation of Broker-Dealers in Exchange Offer.

            (a) The parties hereto understand that the staff of the SEC has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a "PARTICIPATING BROKER-DEALER"), may be deemed to be an "underwriter" within the meaning of the 1933 Act and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

            The Company and the Guarantors understand that it is currently the staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the

      1933 Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.

            (b) In light of the above, notwithstanding the other provisions of this Agreement, the Company and the Guarantors agree that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such reasonable modifications thereto as may be, reasonably requested by the Initial Purchasers or by one or more Participating Broker-Dealers, in each case as provided in clause (ii) below, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above; provided that:

                  (i) the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), for a period exceeding 180 days after the last Exchange Date (as such period may be extended pursuant to the penultimate paragraph of
            Section 3 of this Agreement) and Participating Broker-Dealers shall not be authorized by the Company or any Guarantor to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4; and

                  (ii) the application of the Shelf Registration procedures set forth in Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the staff of the SEC or the 1933 Act and the rules and regulations thereunder, will be in conformity with the reasonable request in writing to the Company by the Initial Purchasers or with the reasonable request in writing to the Company by one or more broker-dealers who certify to the Initial Purchasers and the Company in writing that they anticipate that they will be Participating Broker-Dealers; and provided further that, in connection with such application of the Shelf Registration procedures set forth in
            Section 3 to an Exchange Offer Registration, the Company shall be obligated (x) to deal only with one entity representing the Participating Broker-Dealers, which shall be Credit Suisse First Boston LLC unless it elects not to act as such representative, (y) to pay the fees and expenses of only one counsel representing the Participating Broker-Dealers, which shall be Cravath, Swaine & Moore LLP unless such counsel elects not to so act and (z) to cause to be delivered only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last Exchange Date and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above.

            (c) The Initial Purchasers shall have no liability to the Company or any Guarantor, other than as Holders in accordance with the terms hereof, or to any other

      Holder with respect to any request that they may make pursuant to Section 4(b) above.

      5. Indemnification and Contribution.

            (a) Each of the Company and the Guarantors agrees, jointly and severally, to indemnify and hold harmless the Initial Purchasers, each Holder and each Person, if any, who controls the Initial Purchasers or any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, the Initial Purchasers or any Holder (each, a "PARTICIPANT"), from and against all losses, claims, damages and liabilities (including, without limitation, any legal fees or other expenses reasonably incurred by a Participant in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) forming a part of such Registration Statement, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information relating to the Initial Purchasers or any Holder furnished to the Company in writing by the Initial Purchasers or any selling Holder expressly for use therein; provided that the foregoing indemnity with respect to any Prospectus shall not inure to the benefit of any Holder from whom the Person asserting any such losses, claims, damages or liabilities purchased Securities, or any Person controlling such Holder, if a copy of the final Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent by, or delivered on behalf of, such Holder to such Person at or prior to the written confirmation of the sale of the Securities to such Person, if the final Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. In connection with any Underwritten Offering permitted by Section 3, the Company and the Guarantors will also enter into an underwriting agreement pursuant to which the Company and the Guarantors will agree to jointly and severally indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in such Underwritten Offering, their officers and directors and each Person who controls such Persons (within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934
      Act) to the same extent as
      provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement for such Underwritten Offering.

            (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, the Initial Purchasers and the other selling Holders, and each of their respective directors and officers and each Person, if any, who controls the Company, the Guarantors, the Initial Purchasers and any other selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company and the Guarantors to the Initial Purchasers and the Holders pursuant to Section 5(a), but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the "INDEMNIFIED PARTY") shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing, but the failure to so promptly notify the Indemnifying Party shall not negate the obligation to so indemnify such Indemnified Party unless the Indemnifying Party is materially prejudiced by such delay, and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and, in the opinion of counsel to the Indemnifying Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for
      (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Initial Purchasers and all Persons, if any, who control the Initial Purchasers within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company and the Guarantors, their respective directors and officers and each Person, if any, who controls the Company or a Guarantor within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, and (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all Persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Initial Purchasers and Persons who control the Initial Purchasers, such firm shall be designated in writing by the Initial Purchasers. In such case involving the Holders and such Persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Company. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

            (d) If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 5 is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or parties on the one hand and of the Indemnified Party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, on the one hand, or by the Holders, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective principal amount of Registrable Securities of the applicable Holder that were registered pursuant to a Registration Statement.

            (e) The Company, the Guarantors and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 5(d) above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in Section 5(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
      Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

            The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers, any Holder or any Person controlling the Initial Purchasers or any Holder, or by or on behalf of the Company or the Guarantors, their respective officers or directors or any Person controlling the Company or a Guarantor, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

      6. Miscellaneous.

            (a) No Inconsistent Agreements. Neither the Company nor any Guarantor has entered into, nor on or after the date of this Agreement will enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's or any Guarantor's other issued and outstanding securities under any such agreements.

            (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof or this paragraph (b) shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.

            (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; and (ii) if to the Company or any Guarantor, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).

            All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage pre-paid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

            Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

            (d) Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Securities and the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers shall have no liability or obligation to the Company or any Guarantor with respect to any failure by a Holder to comply with, or any breach by any other Holder of, any of the obligations of such Holder under this Agreement.

            (e) Purchases and Sales of Securities. The Company and the Guarantors shall not, and shall use their reasonable best efforts to cause their respective affiliates (as defined in Rule 405 under the 1933 Act) not to, purchase and then resell or otherwise transfer any Securities.

            (f) Third Party Beneficiary. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be bound by all of the terms and provisions of this Agreement and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

            (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (i) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

            (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            (k) Commencement of Agreement. The rights and obligations hereunder of the Company, the Guarantors and the Initial Purchasers shall not become effective until the sale and delivery of the Offered Securities has been completed on the Closing Date (the terms "Offered Securities" and "Closing Date" have the meanings assigned to them in the Purchase Agreement).

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                             EL PASO PRODUCTION HOLDING COMPANY


                             By:  /s/ Gene Waguespack
                                ------------------------------------------------
                                  Name:     Gene Waguespack
                                  Title:    Senior Vice President and Chief
                                            Financial Officer

                             EL PASO PRODUCTION COMPANY

                             By:  /s/ Gene Waguespack
                                ------------------------------------------------
                                  Name:     Gene Waguespack
                                  Title:    Senior Vice President and Chief
                                            Financial Officer

                             EL PASO PRODUCTION GOM COMPANY

                             By:  /s/ Gene Waguespack
                                ------------------------------------------------
                                  Name:     Gene Waguespack
                                  Title:    Senior Vice President and Chief
                                            Financial Officer

                             EL PASO ENERGY RATON, L.L.C.


                             By:  /s/ Gene Waguespack
                                ------------------------------------------------
                                  Name:     Gene Waguespack
                                  Title:    Senior Vice President and Chief
                                            Financial Officer

                             VERMEJO MINERALS CORPORATION

                             By:  /s/ Gene Waguespack
                                ------------------------------------------------
                                  Name:     Gene Waguespack
                                  Title:    Senior Vice President and Chief
                                            Financial Officer

Credit Suisse First Boston LLC
Citigroup Global Markets Inc.

    Acting on behalf of themselves and as the representatives of the several Initial
    Purchasers

By: Credit Suisse First Boston LLC

By:   /s/ Paul A. Davis
----------------------------------
      Name:    Paul A. Davis
      Title:   Managing Director

By: Citigroup Global Markets Inc.



By:   /s/ Sean Dolan
------------------------------
      Name:    Sean Dolan
      Title:   Vice President

                                   SCHEDULE I

Initial Purchasers

Credit Suisse First Boston LLC
Citigroup Global Markets Inc.
Banc of America Securities LLC
Deutsche Bank Securities Inc.
Lehman Brothers Inc.
Scotia Capital (USA) Inc.

                                   SCHEDULE II

Guarantors

El Paso Production Company
El Paso Production GOM, Inc.
El Paso Energy Raton, L.L.C.
Vermejo Minerals Corporation


                                       2